Exhibit 99.1

xG TECHNOLOGY APPOINTS ROGER BRANTON AS CHIEF EXECUTIVE OFFICER

SARASOTA, FL—July 25, 2018—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), whose IMT and Vislink brands are recognized as the global leaders in live video communications in the broadcast, sports and entertainment and public safety markets, today announced that Roger Branton, xG Technology CFO and co-founder, has been appointed Chief Executive Officer by xG Technology’s Board of Directors, effective immediately. Mr. Branton has also been elected to the Company’s Board of Directors. Gary Cuccio, who has served as xG Technology’s interim CEO since April 23, 2018, will continue to serve as the Company’s Board Chairman.

“Roger Branton is the ideal choice to lead xG Technology into its next phase of growth,” said Gary Cuccio. “He has been one of the key architects of the Company’s diversification strategy that has allowed xG to completely reposition itself through strategic acquisitions over the past two years. He also played the leading, behind-the-scenes role in assuming many CEO functions for the Company, and importantly, has driven the implementation of a complete realignment of our cost structure. Through his efforts, the Company is now in an improved financial position and can effectively pursue both organic growth prospects as well as strategic merger and acquisition opportunities that would be beneficial for the Company and the interests of its shareholders.”

“I am very grateful for this opportunity,” said Roger Branton. “On behalf of the entire Company, I want to express our gratitude to Gary Cuccio for his leadership during an important transitional period for xG Technology. In the brief time he served as our interim CEO, Gary helped spearhead the difficult but necessary decisions that have put us a solid path to achieving sustainable profitability.”

“I am excited to take the helm at xG at this important juncture in its history, as the Company is on a more solid financial footing than it has been in quite some time,” Mr. Branton continued. “I look forward to working with our team members to capitalize on our leadership in live video communication systems, where our market prospects in broadcasting, sports and entertainment and mission-critical and tactical applications are exceptionally promising.”

In his role as CFO at xG Technology, Roger Branton has been involved in all the stages of its growth including startup, obtaining growth capital through initial public offerings, and follow-on acquisitions of complementary companies.

His career has included a variety of roles in areas including management, finance, accounting, tax; international dealings, restructurings/turnarounds, business startups, public offerings in both the U.S and abroad, mergers and acquisitions, securities, legal, investment banking, consulting, negotiating and structuring transactions, licensing; regulatory issues, and risk management.

Roger graduated from West Chester University in Pennsylvania with a Bachelor of Science degree in accounting. He trained as a certified public accountant and previously worked for an investment/merchant bank which specialized in the technology, agriculture, and environmental industries, where his duties included acting as interim chief financial officer for several companies within its investment portfolio.

About xG Technology, Inc.

xG Technology’s IMT and Vislink brands are recognized as the global leaders in live video communications and are trusted suppliers to tier-1 customers in broadcast/sports/entertainment, and law enforcement/public safety/defense markets. Their products are recognized for high levels of performance, reliability, build quality, extended operating ranges and compact form factors. In the broadcast, sports and entertainment sectors, IMT and Vislink provide high-definition communication links to reliably capture, transmit and manage live event footage. In the law enforcement, public safety & defense markets, IMT and Vislink provide secure video communications and mission-critical solutions to local, national and international agencies and organizations. More information can be found at www.imt-solutions.com and www.vislink.com.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

FOR MORE INFORMATION:

xG Technology:
Daniel Carpini
941-953-9035
daniel.carpini@xgtechnology.com

Investor Relations:

John Marco/CORE IR
516-222-2560
johnm@coreir.com